EXHIBIT 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. 1350
Pursuant to 18 U.S.C. 1350, each of the undersigned certifies that, to the best of his knowledge:
1.	The quarterly report on Form 10-Q of NeuStar, Inc. for the quarter ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NeuStar, Inc.

May 15, 2006	By:	/s/ Jeffrey E. Ganek

Jeffrey E. Ganek
Chief Executive Officer

May 15, 2006	By:	/s/ Jeffrey A. Babka

Jeffrey A. Babka
Chief Financial Officer
          A signed original of this written statement has been provided to NeuStar, Inc. and will be retained by NeuStar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.